EXHIBIT 99.4

                     ATWOOD OCEANICS, INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (In Thousands)

                                                SEPTEMBER 30,
                                            2002            2001
                                                 (Unaudited)
ASSETS

   CURRENT ASSETS:
        Cash and cash equivalents         $ 27,055       $ 12,621
        Other current assets                44,716         33,100

        Total Current Assets                71,771         45,721

   NET PROPERTY AND EQUIPMENT              368,397        306,254


   DEFERRED COSTS AND OTHER ASSETS           4,318          1,903

                                          $444,486       $353,878

LIABILITIES AND SHAREHOLDERS' EQUITY

    CURRENT LIABILITIES                    $24,417       $ 20,664

    LONG-TERM NOTES PAYABLE                115,000         60,000

    DEFERRED CREDITS                        28,967         25,578

    SHAREHOLDERS' EQUITY                   2756,102        247,636

                                          $444,486       $353,878